As filed with the Securities and Exchange Commission on September 5, 2014

File No. 001-36486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CDK Global Holdings, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-5743146
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1950 Hassell Road Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

(847) 397-1700

(Registrant’s telephone number,

including area code)

Securities to be registered

pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Global Select Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND

ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the sections identified below of the information statement attached hereto as Exhibit 99.1, each of which are incorporated into this Form 10 Registration Statement by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Certain Relationships and Related Party Transactions” of the information statement and is hereby incorporated by reference herein.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections “Summary,” “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of the information statement and is hereby incorporated by reference herein.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements,” and the financial statements referenced therein, of the information statement and is hereby incorporated by reference herein.

Item 3.	Properties.

The information required by this item is contained under the section “Business” of the information statement and is hereby incorporated by reference herein.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Principal Stockholders” of the information statement and is hereby incorporated by reference herein.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “Management” of the information statement and is hereby incorporated by reference herein.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the information statement and is hereby incorporated by reference herein.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections “Management” and “Certain Relationships and Related Party Transactions” of the information statement and is hereby incorporated by reference herein.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections “Business” and “Index to Financial Statements,” and the financial statements referenced therein, of the information statement and is hereby incorporated by reference herein.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary,” “Distribution,” “Dividend Policy,” “Unaudited Pro Forma Combined Financial Statements,” “Executive Compensation,” “Principal Stockholders” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference herein.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section “Description of Capital Stock” of the information statement and is hereby incorporated by reference herein.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Distribution,” “Dividend Policy” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference herein.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Description of Capital Stock—Limitation on Liability of Directors and Officers” of the information statement and is hereby incorporated by reference herein.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements,” and the financial statements referenced therein, of the information statement and is hereby incorporated by reference herein.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements,” and the financial statements referenced therein, of the information statement and is hereby incorporated by reference herein.

(b) Exhibits

Exhibit Number	Description

2.1†	Form of Separation and Distribution Agreement between the Registrant and Automatic Data Processing, Inc. (“ADP”)

3.1†	Form of Certificate of Incorporation of the Registrant

3.2†	Form of By-laws of the Registrant

10.1†	Form of Tax Matters Agreement between the Registrant and ADP

10.2†	Form of Transition Services Agreement between the Registrant and ADP

10.3†	Form of Intellectual Property Transfer Agreement between the Registrant and ADP

10.4*	Form of Data Center Services Agreement between the Registrant and ADP

10.5†	Form of Employee Matters Agreement between the Registrant and ADP

10.6†	Form of Change in Control Severance Plan for Corporate Officers

10.7†	Form of 2014 Omnibus Award Plan

10.8†	Form of 2014 Deferred Compensation Plan

21.1*	Subsidiaries of the Registrant

99.1	Information Statement

*	To be filed by amendment.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CDK Global Holdings, LLC

By:	/s/ Steven J. Anenen
Name: Steven J. Anenen
Title: Chief Executive Officer

Date: September 5, 2014